Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Compensation Plan and 2007 Employee Stock Purchase Plan of Volcano Corporation, of our report dated March 19, 2007, with respect to the consolidated financial statements of Volcano Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Sacramento, California
August 24, 2007